Exhibit 10.1

Third        AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made and entered into as of          December 28, 2020         ,by and between

Crest Development Group LLC	(“Lessor”)
and Simulations Plus, Inc.	(“Lessee”).

WHEREAS, on or about          9/12/05          a Lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as:     42505 10th Street West Lancaster, CA 93534     (the “Premises”), and

WHEREAS, Lessor and Lessee ☒ have ☐ have not previously amended said Lease, and

WHEREAS, the Lessor and Lessee now desire to amend said Lease,

NOW, THEREFORE, ~~for payment of TEN DOLLARS and other good and valuable consideration to Lessor, the receipt and sufficiency of which is hereby acknowledged~~, the parties mutually agree to make the following additions and modifications to the Lease:

☒	TERM: The Expiration Date is hereby ☐ advanced ☒ extended to January 31, 2026

☐	AGREED USE: The Agreed Use is hereby modified to:
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☒	BASE RENT ADJUSTMENT: Monthly Base Rent shall be as follows: Base monthly rent to be $1.80/sf ie $16,659/month. Annual Increase to be per CPI Bureau of Labor Statistics LA Area but not to exceed 3%/year. $3378.00/month to be additionally paid toward CAM charges which will be justified by Lessor and adjusted based upon actual expenses. All excess CAM charges not collected from Lessee up until commencement of this extension are hereby forgiven.

☒	OTHER: Leased Square Footage is reduced to 9255sf (see Exhibit II). Percentage of building is now 67.6%. Base rent of $16,659.00 per month to begin 1/1/2021 and shall continue through 1/1/2022. CPI annual increase above to begin 2/1/2022. With a 180 day notification to Lessor, Lessee may opt out of all or part of last four years of the lease (2/1/22 through 1/31/26) with no penalty.

This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

All other terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:		By Lessee:
Crest Development LLC		Simulations Plus Inc.
BY:	/s/ Gary S. Shafer	By:	/s/ Shawn O’Conner
Name Printed: Gary S. Shafer		Name Printed: Shawn O’Conner
Title: Member		Title: CEO

By:		By:
Name Printed:		Name Printed:
Title:		Title: